UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2010
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On January 29, 2010, Graham Corporation (the “Company”) issued a press release describing its results of operations and financial condition for its third quarter and nine months ended December 31, 2009. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 28, 2010, the Company’s Board of Directors approved the execution of an Indemnification Agreement with each member of the Company’s Board of Directors and with each of the Company’s officers (together, the “Indemnitees”).
     The Indemnification Agreements, which will be dated as of January 29, 2010, provide for the indemnification of an Indemnitee if he or she becomes or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (together, “Actions”) related to his or her service to the Company. The indemnification provided by the Indemnification Agreements is from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnitee or on his or her behalf in connection with any Action. However, an Indemnitee is only entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Action, had no reasonable cause to believe his or her conduct was unlawful.
     The rights of an Indemnitee are not exclusive and are in addition to such Indemnitee’s rights under the Company’s Certificate of Incorporation and Bylaws and under applicable Delaware law. The Indemnification Agreements also contain expense advancement and reimbursement provisions that are customary to such agreements. In addition, the Indemnification Agreements require the Company to maintain directors and officers liability insurance and contain other provisions limiting the Company’s obligation to provide indemnification and expense advancement in certain instances, including in connection with an Indemnitee’s violation of the Company’s insider trading policy, an Indemnitee’s violation of Section 16 of the Securities and Exchange Act of 1934, as amended, for certain claims initiated by an Indemnitee, and for claims involving the enforcement against an Indemnitee of an agreement involving non-competition, non-disclosure or non-disparagement. The rights of an Indemnitee under the Indemnification Agreements survive such Indemnitee’s service to the Company.
     The foregoing does not constitute a complete summary of the terms of the form of Indemnification Agreement to be entered into by each Director and officer of the Company, and reference is made to the complete text of the form of such Indemnification Agreement, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 29, 2010 describing the results of operations and financial condition for Graham Corporation’s third quarter and nine months ended December 31, 2009.

99.2	Form of Indemnification Agreement between Graham Corporation and each of its Directors and Officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: January 29, 2010	By:	Jeffrey Glajch

Jeffrey Glajch
Vice President — Finance & Administration and
Chief Financial Officer